AMENDMENT


     This is an amendment to that "Management Agreement for Operation of the Bell County Juvenile Residential Facility" (the "Agreement") entered between Correctional Services Corporation ("CSC"), and Bell County, Texas (the "County").

     The undersigned parties hereby amend the Agreement as follows:

     1. Article Three (3) is amended by deleting the existing text, in its entirety, and by substituting the following:

        "3.1 This Agreement shall become effective upon its execution and delivery and shall continue in full force and effect for a period of three (3) years from the date hereof (the "Commencement Date"). The County or CSC may terminate this Agreement, without penalty or cause, upon giving CSC or the County at least thirty (30) days prior written notice, at anytime, including but not limited to the end of two (2) years from the date hereof."

        "3.2  This Agreement shall automatically be renewed for successive one
(1) year periods absent cancellation by either Party. Should either Party desire to cancel this Agreement, it must give at least thirty (30) days prior written notice to the other party. Cancellation, whether during the original term or any renewal period, shall be effective upon the end of such thirty
(30) day notice period."

     2. Article Six (6) of the Agreement is amended by adding a new Section 6.4, to read as follows:

        "6.4 No portion of the fees to be paid to CSC hereunder shall be based on the net profits of the Facility. The Parties intend to comply in all respects with the law applicable to management contracts for facilities financed with tax exempt bonds, so that this Agreement shall not be deemed to result in private business use of the Facility, and hereby agree to amend this Agreement if necessary to comply with such requirements."

     Entered as of this 1st day of April, 1998.


CORRECTIONAL SERVICES CORPORATION


By:  James F. Slattery, President and Chief Executive Officer


BELL COUNTY, TEXAS


By:  Judge John Garth, on behalf of the Commissioners Court
     of Bell County, Texas